UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 26, 2018

Papa John's International, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21660	61-1203323
(Commission File Number)	(IRS Employer Identification No.)

2002 Papa John's Boulevard
Louisville, Kentucky 40299-2367
(Address of principal executive offices) (Zip Code)

(502) 261-7272
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2018, Papa John’s International, Inc. (the "Company") promoted Joseph H. Smith IV, 54, to Chief Financial Officer (CFO), effective immediately.  Mr. Smith has approximately 33 years of experience in finance, development and auditing, and is a Certified Public Accountant.   He joined Papa John’s in 2000, serving most recently as Senior Vice President, Global Sales and Development since 2016 and as Vice President, Global Sales and Development from 2010 to 2016.  He served as Vice President of Corporate Finance from 2005 to 2010 and as Senior Director of Corporate Budgeting and Finance from 2000 to 2005.  Prior to joining Papa John’s, Mr. Smith served as Corporate Controller for United Catalysts, Inc. from 1998 to 2000. Mr. Smith began his career in public accounting in 1985 at Ernst & Young.

On May 1, 2018, the Compensation Committee approved an employment agreement for Mr. Smith (“CFO Employment Agreement”) in the same form as the employment agreement for its other senior executives.  The CFO Employment Agreement has a three-year term and automatically renews for successive one-year terms unless either party gives written notice of termination at least 60 days prior to the expiration of the current term.  The CFO Employment Agreement provides for a minimum annual base salary (set currently at $350,000), annual cash bonus and equity awards opportunities, and benefits as afforded to similarly situated employees. During the term of the CFO Employment Agreement, base salary increases, and the amount and terms of bonus awards and equity awards are at the discretion of the Compensation Committee of the Board of Directors.  The Compensation Committee set Mr. Smith’s long term incentive target at 75% of base salary and his long term annual incentive value at $400,000.

Mr. Smith has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.  Mr. Smith participates in the compensation programs as outlined in the Company’s definitive proxy statement for its 2018 annual meeting of stockholders filed with the Securities and Exchange Commission on March 28, 2018, which information is incorporated by reference herein.

Also on May 1, 2018, the Compensation Committee approved an amendment (the “Amendment”) of the employment agreement entered into March 1, 2015 with President and Chief Executive Officer Steve Ritchie, when Mr. Ritchie was Senior Vice President and Chief Operating Officer of the Company.  The Amendment extended from nine to eighteen months the post-termination severance period in the circumstances provided in the agreement.

Item 7.01.  Regulation FD Disclosure.

The Company issued a press release on April 26, 2018. A copy of the press release is attached as Exhibit 99.1 hereto.

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The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release dated April 26, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN'S INTERNATIONAL, INC.
(Registrant)

Date:	May 2, 2018	/s/ Steve M. Ritchie
Steve M. Ritchie
President and Chief Executive Officer

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